Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE OCUGEN, INC. )	C.A. No. 2026-____-___

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Ocugen, Inc. (“Ocugen” or the “Company”), by and through its undersigned counsel, brings this petition (the “Petition”) pursuant to 8 Del. C. § 205 (“Section 205”), seeking to have this Court validate corporate acts and declare valid purported putative stock, as follows:

NATURE OF THE ACTION

1.            Ocugen is a Delaware corporation focused on the development of biotechnologies. Due to the Company’s large base of retail stockholders, it has historically experienced low stockholder participation at its stockholder meetings. Indeed, the Company has had significant challenges even reaching a quorum at its annual meetings. The rational apathy among retail stockholders, while not unique to Ocugen, has nevertheless impeded its ability to take action to further the interests of all stockholders.

2.            At its 2024 Annual Meeting, which was held on June 28, 2024, Ocugen submitted to stockholders a proposal to increase the number of authorized shares of its common stock from 295,000,000 to 390,000,000 (the “Share Increase Proposal”). The Company’s board of directors (the “Board”) unanimously approved the Share Increase Proposal, and recommended that stockholders adopt it, to ensure that the Company had the flexibility to raise equity financing to execute on its business plan and provide incentive compensation to attract, retain, and motivate executives and employees.

3.            Under the Company’s certificate of incorporation, approval of the Share Increase Proposal required the affirmative vote of the holders of a majority in voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in an election of directors, voting together as a single class.

4.            To address concerns about lack of voter participation, prior to the 2024 Annual Meeting, the Board pursued a course of action designed to replicate the “votes cast” standard under Section 242(d) of the Delaware General Corporation Law (the “DGCL”) for approval of the Share Increase Proposal. The Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each outstanding share of common stock, payable to holders of common stock of record. According to the Certificate of Designation of the Series C Preferred Stock (the “Certificate of Designation”), the holders of the Series C Preferred Stock were entitled to 1,000,000 votes per whole share of such stock (i.e., 1,000 votes per one one-thousandth of a share of Series C Preferred Stock) and, among other things, were entitled to vote with the common stock, together as a single class, on the Share Increase Proposal. However, all shares of Series C Preferred Stock that were not present in person or by proxy immediately prior to the opening of the polls at the 2024 Annual Meeting would be automatically redeemed by the Company (the “Initial Redemption”) prior to the vote on the Share Increase Proposal, such that they would not be counted for quorum or voting purposes as a result of Section 160(c) of the DGCL.

5.            Thus, the Series C Preferred Stock had the effect of amplifying the voting power of those stockholders participating and voting at the 2024 Annual Meeting, helping to ensure that the will of the stockholders who were sufficiently engaged with the Company would be respected.

6.            In its preliminary proxy statement on Form 14A filed on May 17, 2024 and in its definitive proxy statement on Form 14A filed on May 28, 2025, the Company disclosed the operation and purpose of the Series C Preferred Stock, including its effect on the stockholders’ vote on the Share Increase Proposal. After receiving the vote of stockholders to approve the Share Increase Proposal, factoring in the shares of common stock and Series C Preferred Stock entitled to vote thereon, the Company determined that the Share Increase Proposal had been approved at the 2024 Annual Meeting. Subsequently, the Company filed a Certificate of Amendment to its Certificate of Incorporation, increasing its authorized shares of common stock as provided by the Share Increase Proposal (the “Charter Amendment”).

7.           In October 2024, approximately five months after the Company had disclosed the plan to create and issue the Series C Preferred Stock in connection with the Share Increase Proposal, one of its stockholders submitted a letter to the Company questioning whether shares of Series C Preferred Stock were entitled to vote on the Share Increase Proposal, observing that the Company’s Certificate of Incorporation required the holders of a “majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class” to authorize amendments thereto. The stockholder asserted that, because shares of Series C Preferred Stock were not specifically entitled to vote generally in the election of directors, the votes associated with them could not be counted toward the approval or rejection of the Share Increase Proposal.

8.           The Company disputed the stockholder’s construction of the Certificate of Incorporation. Nevertheless, to eliminate doubt regarding the matter, in May 2025, the Company filed a Certificate of Correction to clarify and confirm the voting powers of the Series C Preferred Stock, ensuring that the language used in the Certificate of Designation conformed to the corporate action taken.

9.           In August 2025, the Company first issued additional shares of common stock that were the subject of the Share Increase Proposal in connection with a private financing.

10.          On October 23, 2025, a different stockholder (represented by the same law firm as the stockholder who raised an issue in October 2024) filed a putative class action lawsuit against the Company in this Court, styled Prater v. Ocugen, Inc., C.A. No. 2025-1214-NAC (Del. Ch.) (the “Stockholder Action”), alleging, among other things, that: (i) the Share Increase Proposal was not properly approved because the Series C Preferred Stock was not authorized to vote generally in the election of directors; (ii) the Certificate of Correction was invalid and ineffective; and (iii) as a result, the Company has issued putative stock.

11.         After conferring with plaintiff’s counsel in the Stockholder Action and in order to remove any uncertainty concerning the Share Increase Proposal and the Company’s subsequent share issuances, the Company determined to file this Section 205 petition requesting the Court: (i) validate and declare the effectiveness of the Charter Amendment; and (ii) validate any shares of putative stock that may have been issued in reliance on the Charter Amendment.

12.          Validation of these acts and stock is appropriate under Section 205. The Company believed in good faith that the Share Increase Proposal was validly approved and has at all times treated the Charter Amendment as valid. The Company is aware of no harm that would arise from validation but believes significant uncertainty and harm will arise if this Court declines to validate the effectiveness of the Charter Amendment and any putative stock issued in reliance thereon.

Moreover, Plaintiff in the Stockholder Action does not dispute that, under Delaware law and the Company’s Certificate of Incorporation, Ocugen possessed the power and authority to issue super-voting preferred stock, such as Series C Preferred Stock, entitled to vote on matters such as the Share Increase Proposal, as the Company had intended. For this reason, Plaintiff does not oppose this petition or the relief sought herein and, if granted, has agreed that such relief will moot the claims asserted in the Stockholder Action.

FACTUAL ALLEGATIONS

I.	BACKGROUND

Ocugen’s Charter and the Voting Threshold for Amendments Thereto

13.         At the time of the 2024 Annual Meeting, the provisions governing the authorization and issuance of capital stock of the Company were set forth in the Sixth Amended and Restated Certificate of Incorporation, as theretofore amended (the “Charter”) (Ex. A).

14.         Article IX of the Charter provided, in relevant part, that “the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote generally in all elections of directors,” would be required to adopt amendments thereto (the “Voting Threshold”).

Ocugen’s Quorum Challenges at Annual Meetings

15.          As with many other companies with significant retail stockholder bases, the Company has faced challenges with stockholder participation, to the point where it has struggled even to reach a quorum at its annual meetings. As a result, the Company has been impeded from taking actions necessary for its welfare and the benefit of its stockholders.

16.          By way of illustration, the Company was forced to adjourn its 2021 Annual Meeting after failing to establish a quorum; after numerous costly solicitations, a quorum was narrowly achieved at the Company’s 2022 Annual Meeting; and despite substantial solicitation efforts, the Company was again forced to adjourn its 2023 Annual Meeting for lack of a quorum.

Ocugen’s Share Increase Proposal and Voting Standard Proposal at the 2024 Annual Meeting

17.          Prior to the 2024 Annual Meeting, the Company had 295,000,000 authorized shares of common stock. As of May 28, 2024, the Company had issued and outstanding 257,354,466 shares of common stock, along with commitments to issue shares of common stock pursuant to outstanding warrants, options, and Series B Preferred Stock, not to mention grants to be made under its equity incentive plans. Accordingly, the Company had an acute need to increase the number of authorized shares of common stock. Given the commitments, the Company functionally had no authorized common stock available for the equity financing transactions that would be required to execute on its business plan or to award grants to attract, retain and incent officers and other employees.

18.          To address this pressing need, the Board discussed and unanimously approved an amendment to the Charter to increase the number of authorized shares of common stock from 295,000,000 to 390,000,000 and submitted it to stockholders for their adoption at the 2024 Annual Meeting (i.e., the Share Increase Proposal).

19.          The Board also recommended a proposal, pursuant to 8 Del. C. § 242(d), to alter the stockholder vote required for approval of Charter amendments to implement certain stock splits and changes in the number of authorized shares, to the affirmative vote of a majority of the votes cast (the “Voting Standard Proposal”).

20.         In addition, in an effort to address Ocugen’s quorum challenges, the Board amended the Company’s Bylaws, effective March 20, 2024, to reduce the quorum requirement from a majority of the outstanding voting power of the Company’s outstanding stock to one-third of the outstanding voting power of the Company’s outstanding stock.

The Company’s Issuance of Series C Preferred Stock

21.         To further address its stockholder participation issues and increase the likelihood of approval of the Share Increase Proposal and the Voting Standard Proposal, on May 10, 2024, the Company declared a dividend to all holders of common stock as of the close of business on May 20, 2024, in the form of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each share of the Company’s common stock then outstanding.

22.          Pursuant to the Certificate of Designation, each share of Series C Preferred Stock entitled the holder to 1,000,000 votes per share. Ex. B § 3.1. Thus, each one-thousandth (1/1,000th) of a share of Series C Preferred Stock entitled the holder to 1,000 votes. The Certificate of Designation further provided that the Series C Preferred Stock was entitled to vote together with the outstanding shares of Common Stock, as a single class, with respect to: (i) the Share Increase Proposal; (ii) the Voting Standard Proposal; and (iii) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Share Increase Proposal or the Voting Standard Proposal (the “Adjournment Proposal”). Id.

23.          Pursuant to the Certificate of Designation, all shares of Series C Preferred Stock that were not present in person or by proxy at any meeting of stockholders held to vote on the Share Increase Proposal, Voting Standard Proposal and the Adjournment Proposal as of immediately prior to the opening of the polls at such meeting, would automatically be redeemed by the Company (the “Initial Redemption”). Id. § 5.1. Those shares of Series C Preferred Stock that were not redeemed pursuant to the Initial Redemption subsequently would be redeemed (a) if such redemption were ordered by the Board or (b) automatically upon the approval of the Share Increase Proposal or the Voting Standard Proposal (the “Final Redemption”). Id. § 5.2. By operation of Section 160(c) of the DGCL, any shares so redeemed in the Initial Redemption would not be counted for quorum or voting purposes at the 2024 Annual Meeting.

24.       Accordingly, the Series C Preferred Stock had the effect of amplifying the voting power of those stockholders participating and voting at the 2024 Annual Meeting, thereby helping to ensure that the will of the stockholders sufficiently engaged with the Company would be respected.

25.          The Company’s Proxy Statement (“Proxy”) for the 2024 Annual Meeting discussed at length the terms of the Series C Preferred Stock and explained how the mirrored voting function of such stock would impact the number of votes required to approve the Share Increase Proposal and Voting Standard Proposal. Ex. C. For instance, the Proxy explained that:

Assuming the minimum quorum requirement of holders representing one-third (1/3) of the votes stockholders are entitled to cast at the Annual Meeting (including at least one-third (1/3) of the votes represented by our common stock) is met, and no other holders of shares of our common stock are present, virtually in person or by proxy at the Annual Meeting, the [Share Issuance Proposal] for example could be approved by holders representing only 16.667% of our outstanding common stock (along with their Series C Preferred Stock) voting to approve the [Share Increase Proposal], rather than at least 50.001% of our outstanding common stock, which would be required absent the existence of the Series C Preferred Stock.

Id. at 68.

The Company’s 2024 Annual Meeting

26.            Ocugen’s 2024 Annual Meeting was held on June 28, 2024.

27.            Following the 2024 Annual Meeting, the Company filed a Form 8-K (the “June 8-K”) (Ex. D) disclosing the results of the stockholder vote from the meeting as follows:

Proposal	For	Against	Abstentions	Broker Non- Votes
Share Increase
Proposal	80,474,755,361	25,535,231,721	1,835,959,126	0
Voting Standard
Proposal	48,904,416,560	10,061,624,573	2,382,951,572	46,496,953,503

28.            Accordingly, the Company declared and has since consistently taken the position that the Share Increase Proposal passed at the 2024 Annual Meeting. The Voting Standard Proposal did not pass.

29.          On July 10, 2024, the Company filed an amendment to its Charter (the “Charter Amendment”) (Ex. E) with the Delaware Secretary of State to implement the Share Increase Proposal.

30.         Since the filing of the Charter Amendment, starting in August 2025, the Company has issued shares of stock in reliance on the Charter Amendment, many of which have traded in the open market. Specifically, as of January 22, 2026, the Company had issued 33,009,874 shares of stock in reliance on the validity and effectiveness of the Charter Amendment.

A Stockholder Raises Concerns Regarding Approval of the Share Increase Proposal and the Company Files the Certificate of Correction

31.          On October 21, 2024, approximately five months after the 2024 Annual Meeting, a purported stockholder of the Company, sent a letter raising concerns with the approval of the Share Increase Proposal. Specifically, the stockholder observed that the Voting Threshold for amendments to the Charter is the “majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.” The stockholder asserted that, because the Series C Preferred Stock was only authorized to vote on the Share Increase Proposal, the Voting Standard Proposal, and any Adjournment Proposal, the votes associated with such shares could not be counted toward the approval or rejection of the Share Increase Proposal.

32.         The Company disputed the stockholder’s construction of the Certificate of Incorporation. Nevertheless, to eliminate doubt regarding the matter, on May 9, 2025, the Company filed a Certificate of Correction (Ex. F) with the Delaware Secretary of State to clarify and confirm the voting powers of the Series C Preferred Stock, ensuring that the language used in the Certificate of Designation conformed to the corporate action taken.

33.          The Certificate of Correction, made pursuant to 8 Del. C. § 103 (“Section 103”), provides, among other things, that “[t]he inaccuracy or defect in the Certificate of Designation to be corrected hereby is that the Certificate of Designation inaccurately set forth the voting power of the shares of Series C Preferred Stock due to administrative oversight.” Ex. F ¶ 3.

34.        The Certificate of Correction further provides the following correction to the language of the Certificate of Designation:

The outstanding shares of Series C Preferred Stock shall vote together with the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation as a single class exclusively with respect to the Share Increase Proposal, Voting Standard Proposal and the Adjournment Proposal (as such terms are defined below) and in any election of directors but shall not be entitled to vote on any other matter except to the extent required under the General Corporation Law of the State of Delaware (the “DGCL”); provided, however, that, unless the Corporation, prior to [the] record date for determining stockholders entitled to vote on the election of directors at any meeting of stockholders, determines otherwise, shares of Series C Preferred Stock held by a holder of shares of Common Stock shall have zero votes per share on the election of directors at such meeting.

Id. ¶ 4 (emphasis added).

35.          Pursuant to Section 103(f), the Certificate of Correction was retroactive to the date of the filing of the Certificate of Designation, “except as to those persons who are substantially and adversely affected by the correction.” 8 Del. C. § 103(f). Because the Company believes that no stockholders could have been substantially or adversely affected by the Certificate of Correction, especially given the disclosures made by the Company with regard to the Series C Preferred Stock prior the 2024 Annual Meeting, the Company has consistently treated the Certificate of Correction as valid and effective as of the date of the Certificate of Designation.

The Stockholder Action

36.          On October 23, 2025, Megan Prater (“Plaintiff”), as a purported stockholder of the Company, filed a putative class action complaint against the Company in this Court. See Prater v. Ocugen, Inc., C.A. No. 2025-1214-NCC.

37.          In her complaint, Plaintiff asserts that, under the Voting Threshold of Article IX of the Charter, the Series C Preferred Stock was not properly authorized to vote on the Share Increase Proposal because such stock was not “entitled to vote generally in the election of directors.” Compl. ¶ 11. As a result, Plaintiff alleges that the Share Increase Proposal did not obtain the required vote for approval. Id. ¶ 12. Thus, Plaintiff contends that the Certificate of Amendment was invalid and the Company issued “at least 17,304,736 ultra vires shares of common stock exceeding the number authorized under the Charter”. Id. ¶ 13.

38.          Plaintiff also asserts that the Certificate of Correction is “invalid and of no effect.” Id. ¶ 59. Moreover, even assuming the Certificate of Correction was valid, Plaintiff asserts that it cannot operate retroactively. Id. ¶ 64.

39.         Although the Company disputes the allegations in the Stockholder Action, its counsel contacted Plaintiff’s counsel to discuss the most efficient means to resolving the litigation and eliminating any uncertainty arising out of the allegations. The parties ultimately agreed that a petition pursuant to Section 205 was the most effective means to accomplishing that objective.

II.	THE COURT’S AUTHORITY UNDER SECTION 205

40.         Under Section 205, this Court may, among other things, “[d]etermine the validity and effectiveness of any defective corporate act not ratified pursuant to § 204” and “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4).

41.        A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation .. . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1).

42.        A “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).

43.         Section 205(d) sets forth the following factors that the Court may consider when determining whether to declare corporate acts valid and effective:

(1)   Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;

(2)   Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;

(3)  Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;

(4)   Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and

(5)   Any other factors or considerations the Court deems just and equitable.

8	Del. C. § 205. Each of these factors support the relief requested here.

A.           The Company’s Good-Faith Beliefs.

44.          The Company created and issued the Series C Preferred Stock with the understanding that, pursuant to Delaware law and the Charter, such stock would be entitled to vote on the Share Increase Proposal. Indeed, the Certificate of Designation expressly states that “[t]he outstanding shares of Series C Preferred Stock shall vote together with the outstanding shares of common stock as a single class exclusively with respect to the Share Increase Proposal, Voting Standard Proposal and the Adjournment Proposal”. Ex. B § 3.1 (emphasis added). The Company did not believe that any provision of the Charter would limit the rights of the holders of Series C Preferred Stock, as such, to vote on the Share Increase Proposal.

45.        Following receipt of the stockholder letter, the Company continued to assert a good faith interpretation of the Charter, which harmonized the Voting Threshold with the express terms of the Certificate of Designation, pursuant to which the Series C Preferred Stock was entitled to vote on the Share Increase Proposal.

46.          Nonetheless, in May 2025, in an effort to ensure that the Company’s organizational document reflected the corporate actions that were in fact taken, the Company filed the Certificate of Correction, as permitted by Section 103(f) of the DGCL. The Certificate of Correction provides that the Certificate of Designation “inaccurately set forth the voting power of the shares of the Series C Preferred Stock due to administrative oversight.” Ex. F ¶ 3. Specifically, even though the Series C Preferred Stock was expressly entitled to vote on the Share Increase Proposal under the Certificate of Designation, the Certificate of Correction further specified that the Series C Preferred Stock was entitled to vote “in any election of directors”. Id. ¶ 4. Yet, so as not to alter the director election tally from the 2024 Annual Meeting, the Certificate of Correction also provided that, unless otherwise decided by the Company, the Series C Preferred Stock shall have “zero votes per share on the election of directors”. Id.

47.         The Company understood, and continues to believe and assert, that the Certificate of Correction remedied any potential defect in the Certificate of Designation that may have prevented the Series C Preferred Stock from voting on the Share Increase Proposal, and that such remedy was retroactive to the time of the Certificate of Designation.

48.         Despite the Company’s good faith belief, the Stockholder Action asserts that the Series C Preferred Stock was not entitled to vote on the Share Increase Proposal, and that the Certificate of Correction was invalid and ineffective.

B.           Ocugen Treated the Share Increase Proposal as Validly Adopted and Relied Upon the Certificate of Amendment.

49.         Following the 2024 Annual Meeting, the Company treated the Share Increase Proposal as validly adopted, as evidenced by the June 8-K announcing the results of the meeting. Ex. D. Indeed, on July 10, 2024, the Company filed the Certificate of Amendment, which increased the number of authorized shares to 390,000,000, based on the stockholders’ approval of the Share Increase Proposal. Ex. E.

50.          In addition, the Company, its stockholders, its employees and its business partners have all relied upon the Share Increase Proposal and the Certificate of Amendment as having been validly adopted in connection with, as of January 22, 2026, the subsequent issuances of 33,009,874 shares of the Company’s common stock.

C.           While No Harm Shall Arise from Validation, Significant Harm May Occur if Validation Is Declined.

51.          No one will be harmed by the Court’s validation of the Charter Amendment and of any putative stock issued in reliance thereon.

52.         Rather, the relief requested herein will only confirm the understanding of the Company, its stockholders, its employees, and its business partners, all of whom have all relied upon the validity of Charter Amendment. Validation will also serve the interest of potential investors in the Company, and all other market participants, who rely upon the validity of the Company’s stock in the market.

53.         On the other hand, there could be severe consequences if the Charter Amendment and any putative stock issued in reliance thereon are not validated. As of the 2024 Annual Meeting, Ocugen was in dire need of increasing its number of authorized shares to satisfy its obligations under then-existing warrants, options, and Series B Preferred Stock. In addition, the ability to issue additional shares of common stock was critical to the Company’s growth strategy as well as its ability to attract and retain executives and employees through the grant of equity incentive awards. In reliance on the approval of the Share Increase Proposal, the Company has issued additional shares for these purposes and plans to continue to do so. The claims asserted in the Stockholder Action have cast doubt on these issuances and Ocugen’s capital structure more generally, including with respect to any determination as to the shares of stock that are outstanding and entitled to vote or to receive dividends or other distributions. This threatens significant harm to the Company and current holders of allegedly putative stock and threatens to paralyze the Company’s ability to use newly issued shares for fundraising and other corporate purposes.

D.           Other Factors Supporting Validation

54.          The “self-help” ratification procedure of 8 Del. C. § 204 (“Section 204”) is not a practical avenue to ratify the Share Increase Proposal. If the shares of common stock issued in reliance on the Charter Amendment were not validly issued, it would be impossible to determine the stockholders entitled to vote in any Section 204 ratification. Indeed, shares issued in reliance on the Charter Amendment have been trading in the open market. It would be practically impossible to determine the current holders of those shares. For this reason alone, Section 204 is not a practical option. See In re Lordstown Motors Corp., 290 A.3d 1 (Del. Ch. 2023) (finding Section 204 an impractical alternative in similar circumstances).

55.         Moreover, given the Company’s historic issues with achieving a quorum at stockholder meetings, a Section 204 ratification vote would likely involve substantial costs and risks based on the potential lack of stockholder participation.

COUNT ONE

(Validation of Corporate Act Under 8 Del. C. § 205)

56.          Ocugen repeats and reiterates the allegations above in paragraphs 1 to 55 as if fully set forth herein.

57.         Because of an alleged defect in the voting authority of the Series C Preferred Stock, there is uncertainty as to the validity of the Charter Amendment and the validity of shares of common stock issued in reliance on the Charter Amendment.

58.          This Court has the authority under Section 205(a)(3) and (4) to determine the validity and effectiveness of any defective corporate act not ratified pursuant to Section 204 and to determine the validity of any stock.

59.          Ocugen effected the actions for which it seeks validation with a good-faith belief they were valid.

60.          Ocugen and other interested parties have treated, and relied upon as validly adopted, the Charter Amendment.

61.          No persons would be harmed by the validation requested here.

62.         Absent relief from the Court, Ocugen, its stockholders, its employees, its business partners, and other market participants will be harmed by the uncertainty concerning the validity of the Certificate of Amendment and Ocugen’s stock in the open market.

63.         Ocugen has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, Ocugen respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.	Validating the Charter Amendment;

B.	Validating all shares of common stock issued since the Charter Amendment took effect on July 10, 2024; and

D.    Granting such other and further relief as this Court deems proper.

/s/ Brock E. Czeschin
Brock E. Czeschin (#3938)
Brendan W. Clark (#7383)
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street Wilmington, Delaware 19801 (302) 651-7700 czeschin@rlf.com clark@rlf.com

Attorneys for Petitioner Ocugen, Inc.

Dated: February 12, 2026

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